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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549



                                    FORM 8-K




                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                November 14, 1997
                        (Date of earliest event reported)



                            Ugly Duckling Corporation
             (Exact name of registrant as specified in its charter)



         Delaware                    000-20841                  86-0721358
(State or other jurisdiction        (Commission              (I.R.S. Employer
     of incorporation)              File Number)          Identification Number)


       Ugly Duckling Corporation
    2525 East Camelback, Suite 1150
            Phoenix,Arizona                                        85016
(Address of principal executive offices)                         (Zip Code)

                                  602-852-6600
              (Registrant's telephone number, including area code)


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      Item 2.     Acquisition or Disposition of Assets.

On November 14, 1997, Ugly Duckling Corporation ("Company"), First Merchants Acceptance Corporation ("FMAC") and the Official Committee of Creditors in the Bankruptcy Case ("Committee") entered into a letter agreement entitled Binding Agreement to Propose and Support Modified Plan Agreement ("Plan Agreement") whereby they agreed to the framework of a plan of reorganization for FMAC ("Plan") to be filed with the United States Bankruptcy Court for the District of Delaware ("Court") as early as late November 1997. FMAC had originally filed for reorganization under Chapter 11 of the Federal Bankruptcy Code on July 11, 1997. The Plan Agreement sets out several agreements related to FMAC's secured senior bank debt ("Senior Debt") and other aspects of the operations of FMAC. As previously disclosed, in August 1997 the Company had closed the purchase of approximately 78% of the Senior Debt from a group of commercial banks at a 10% discount. Also as previously disclosed, this month the Company entered into an agreement to purchase the remaining 22% of FMAC's Senior Bank Debt, subject to certain conditions precedent. The principal balance of the Senior Bank Debt currently totals approximately $85 million. The Company which owns approximately 2 -1/2% of FMAC's outstanding common stock with a cost basis of approximately $1.5 million, also agreed in July 1997 to provide up to $10 million of "debtor in possession" financing ("DIP Loan") of which approximately $7.5 million was outstanding at November 13, 1997. The Plan Agreement is attached hereto as Exhibit 2 and incorporated herein by reference in its entirety. Some of the more significant and basic terms of the Plan Agreement are summarized in the following paragraphs of this Item 2. This foregoing summary does not purport to be complete and is qualified in its entirety by reference to Exhibit 2.

Certain of the more significant and basic terms of the Plan Agreement include, but are not limited to, the following: (1) the sale of the retail installment sales contracts that secure the Senior Debt to the Agent of the senior bank group of FMAC ("Bank Group") or a third party in satisfaction for the Senior Debt; (2) release of its liens on the remaining assets of FMAC securing the Senior Debt in exchange for a replacement lien on other assets of FMAC; and (3) FMAC is to provide a guaranty of the recovery on the sold contracts to be secured by a lien on all of FMAC's interest in First Merchants Auto Receivables Corp. I and First Merchants Auto Receivables Corp. II, the special purpose subsidiaries of FMAC that have retained residual interests and equity certificates relating to various securitized pools of retail installment sales contracts ("Securitized Residual Interest"). The Plan Agreement, if approved as part of the Plan, will provide, among other things, that: (1) the Company will begin providing servicing and/or consulting services on the securitized pools and all other retail installment sales contracts owned by FMAC; (2) the Company will increase its DIP Loan to up to $16.5 million, with interest to accrue at the rate of ten percent (10%) per annum and to continue to be secured by the current collateral, including an expected tax refund of FMAC; (3) after payment in full to the Company of the DIP Loan and an amount equal to the Senior Debt (plus an 11% per annum return and a servicing allowance), the Agent for the Bank Group will be paid 20% of the receipts thereafter on the Securitized Residual Interests; (4) the possible issuance of stock warrants to the bankruptcy estate of FMAC to purchase 325,000 shares of registered common stock of the Company at an exercise price of $20.00 per share over a 36-month term and subject to a call feature by the Company; and (5) the waiver by the Company, under certain circumstances, of its $1 million commitment fee and its


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DIP Loan fee. Income tax refunds, which have been applied for, of approximately
$10 million, when received by FMAC, will be applied to repayment of the DIP Loan. The Plan Agreement is subject to: (1) execution and filing with the Court of a definitive plan agreement (including the form of the Company management, servicing or consulting agreement, structure of the reorganized FMAC and resolution of remaining issues between FMAC, FMAC's equityholders and the Committee) and approval by the Court; and (2) subject to the Company's unilateral waiver, approval of the Securitized Pools' servicing fee by certain interested parties.

A third party is negotiating the purchase of the collateral securing the Senior Debt from the Agent of the Bank Group upon the Agent's purchase of such collateral from FMAC pursuant to the Plan Agreement. The proceeds from the sale would be utilized to satisfy the Senior Debt. Although there can be no assurance in this regard, based upon the terms under discussion, if as expected, the Company ultimately receives the proceeds from the transaction, the Company expects to record a pre-tax gain of $6 to $7 million in the fourth quarter of 1997.

If either the sale of the contracts is not allowed or a credit bid of the Senior Debt is not made or is not successful, the Company's portion of the Senior Debt would continue to be subject to the reorganization proceedings of FMAC under applicable laws. The Senior Debt is being paid down on a periodic basis pursuant to a Court order in an amount depending on FMAC's net collections on the retail installment sales contracts.

                                 # # # #

This Form 8-K includes statements that may constitute forward-looking statements, usually containing the words "believe," "estimate," "project," "expect" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The potential gain to be recognized upon satisfaction of the Senior Debt via sale of the underlying collateral is a forward-looking statement subject to a number of contingencies, such as finalization of terms, preparation and consummation of a definitive sale agreement and receipt of any necessary third-party or regulatory approvals. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release. Investors should also consider factors that would cause or contribute to such differences, which include, but are not limited to, factors detailed in the section entitled "Risk Factors" in the Company's Prospectus, dated August 1, 1997, and in the sections entitled "Factors That May Affect Future Results and Financial Condition" and "Factors That May Affect Future Stock Performance" and elsewhere in the Company's most recent reports on Form 10-K/A and Form 10-Q, and in Ugly Duckling Corporation's other Securities and Exchange Commission filings.

      Item 7.  Financial Statements, Pro Forma
               Financial Information and Exhibits.

      (a)      Financial Statements of Businesses Acquired
               Not applicable.


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      (b)   Pro Forma Financial Information
            Not applicable.

      (c)   Exhibits

Exhibit Number    Description
--------------    -----------
      2           Binding Agreement To Propose and Support Modified Plan
                  Agreement, dated November 14, 1997, by and among First
                  Merchants Acceptance Corporation, The Official Committee of
                  Unsecured Creditors of First Merchants Acceptance Corporation,
                  and Ugly Duckling Corporation.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          UGLY DUCKLING CORPORATION
                                          -------------------------
                                                (Registrant)


Date: November 19, 1997
                                      By  /s/ STEVEN P. JOHNSON
                                          ----------------------
                                              Steven P. Johnson


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                                  EXHIBIT INDEX

Exhibit Number          Description
--------------          -----------
      2                 Binding Agreement To Propose and Support Modified Plan
                        Agreement, dated November 14, 1997, by and among First
                        Merchants Acceptance Corporation, The Official Committee
                        of Unsecured Creditors of First Merchants Acceptance
                        Corporation, and Ugly Duckling Corporation.


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